EXHIBIT 10(36)

                          CHARTWELL INTERNATIONAL, INC.

                          NON-TRANSFERABLE STOCK OPTION

     CHARTWELL INTERNATIONAL, INC., a Nevada corporation, 333 South Allison Parkway Suite 100, Lakewood, Colorado 80226 ("Company"), for and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, irrevocable grants unto JANICE
A. JONES ("Optionee"), the option ("Option") to purchase up to 1,816,579 shares ("Shares") of the Company's no par value common stock ("Common Stock") in consideration for (1) services provided for the period August 1, 2003 through June 30, 2004, and for (2) the exchange of debt owing the Optionee for Company restricted common stock during 2002 and 2003 at rates for which the value of the debt substantially exceeded the trading and market value of the restricted stock. These options replace the options approved by the Board of Directors on October 21, 2002 and are subject to the following terms and conditions:

     1. Purchase Price. The purchase price for Shares pursuant to this Option is 1,816,579 shares at $0.02 per share which payment shall be made at the time of exercise by:

          (a) Delivery to the Company of cash or a certified check payable to the order of the Company in the amount equal to the purchase price of the Shares; or

          (b) Holder can elect to pay the purchase price by reducing the number of shares converted at the time of exercise by an amount that the trading value equals the option price of the shares being exercised; see example calculations attached as Exhibit I.

          (c)  Any combination of any such method of payment.

          Optionee shall have no rights with respect to dividends or have any other rights as a shareholder with respect to Shares subject to this Option until he has given written notice of the exercise of this Option and has paid in full for such Shares.

          "Trading Value" price shall be determined by the weighted trading price per shares traded during the 90 calendar days prior to the exercise date.

     2. Time of Exercise. This Option may be exercised any time after June 30, 2004. This Option shall expire June 30, 2009. The period of time during which the Option may be exercised is referred to herein as the "Option Period."

     3. Change of Capitalization. If prior to the exercise of this Option, the Company effects one or more stock split-ups, stock dividends, or there are increases or reductions of the number of shares of its Common Stock outstanding without receiving compensation therefore in money,


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          services or property, other than pursuant to any executive or employee option plan which shall have been or is thereafter approved by the Board of Directors of the Company within one year of the issuance pursuant thereto, the number of shares of Common Stock subject to the Option hereby granted shall (a) if a net increase shall have been effected in the number of outstanding shares of the Company's Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (b) if a net reduction shall have been effected in the number or outstanding shares of the Company's Common Stock, be proportionately reduced and the cash consideration payable per share be proportionately increased. In the event that the Company is dissolved, liquidated, merged, consolidated with another corporation, sells all or substantially all of the Company's assets or enters into some other type of corporate reorganization in which the Company is not the surviving corporation or in which the Company is the surviving corporation but holders of the Company's Common Stock receive securities of another corporation, this Option shall terminate as of the effective date of such event provided that immediately prior to such event, Optionee shall have the right to exercise this Option in whole or in part; however, such exercise shall be subject to the restrictions contained in this Option.

     4. Notice of Exercise. This Option may be exercise in whole or in part at any time and from time to time by the delivery of written notice to the Company together with payment for the number of Shares purchased. This notice shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and shall be signed by the person exercising the Option.

     5. Non-Transferable. This Option may not be transferred by Optionee other than by will or laws of descent and distribution. During Optionee's lifetime this Option shall be exercisable only by Optionee.

     6. Restricted Securities. Optionee, by the acceptance of this Option, represents and acknowledges that because of Optionee's relationship with the Company, Optionee has available full information concerning the Company's affairs. Further, Optionee agrees that before Optionee purchases any stock pursuant to this Option, Optionee will represent to the Company in writing such stock is being purchased for investment and not for purposes of distribution, the stock will constitute restricted securities as defined in Rule 144 promulgated pursuant to the Securities Act of 1933, as amended, and Optionee agrees that (I) the Company may place a stop order against the transfer of the Shares with its transfer agent and (ii) the stock certificate evidencing such stock may be stamped with a legend substantially as follows:

               "The securities represented by this Certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

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     7.   Shares Reserved. The Company shall at all times during the duration of this Option reserve and keep available such number of shares of its stock as will be sufficient to satisfy the requirements of this Option.




     Dated: June 30, 2004


                                    CHARTWELL INTERNATIONAL, INC.
                                    a Nevada corporation

                                    By:
                                      ------------------------------------------
                                      ALICE GLUCKMAN - Corporate Secretary










                                    Accepted by Optionee:

                                    ----------------------------
                                    JANICE A. JONES